UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 19, 2007

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Durham, North Carolina		27713
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Smart Online, Inc. (the "Company") previously disclosed a criminal complaint filed against its former chief executive officer, a former manager of the Company, and four brokers alleging securities fraud and conspiracy to commit securities fraud and a civil complaint filed by the Securities and Exchange Commission (the "SEC") against these individuals and the Company alleging certain securities law violations (collectively, the "Complaints"). On September 19, 2007, the Board of Directors of the Company formed a Special Committee of the Board of Directors to, among other things, (i) conduct an analysis of the Complaints and any related matters that arise, (ii) cooperate with the U.S. Government on pending matters, (iii) consider, negotiate, and settle, if appropriate, the SEC’s Complaint and any related matters, (iii) consider any claims and counterclaims of the Company, and (iv) provide a report to the full Board of Directors.

The Board of Directors appointed David E. Colburn, the Company’s Interim President and Chief Executive Officer and a member of the Board of Directors, and C. James Meese, Jr., an independent director, to the Special Committee. Mr. Meese will be compensated for his service on the Special Committee on a monthly basis, beginning with $2,500 for September 2007 and $3,000 for October 2007. Mr. Colburn will not receive compensation for service on the Special Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

September 24, 2007	By:	/s/ Nicholas A. Sinigaglia

Name: Nicholas A. Sinigaglia
Title: Chief Financial Officer